EXHIBIT 99.1

Berkshire Hills Bancorp Names David Rosato as Senior Executive Vice President, Chief Financial Officer

BOSTON – January 25, 2023 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, a leading socially responsible community bank with financial centers in New England and New York, announced that David Rosato, an accomplished banking executive who served most recently as Chief Financial Officer of  People’s United Financial, Inc., and prior to that as Treasurer at Webster Financial Corporation, will join Berkshire on February 6, 2023 as SEVP, Chief Financial Officer.

“We’re pleased to welcome Mr. Rosato to the Berkshire team as Chief Financial Officer. He’s a well-respected seasoned executive leader with exceptional business and financial acumen that will further bolster and accelerate Berkshire’s Exciting Strategic Transformation (BEST) program,” stated Berkshire CEO Nitin Mhatre. “Mr. Rosato’s proven track record of successfully driving profitable growth while creating long-term, sustainable value for shareholders combined with Berkshire’s differentiated brand positioning and purpose-driven offerings will further support us on our journey towards becoming a high-performing, leading socially responsible community bank,” added Mhatre.

In his role as Senior Executive Vice President and Chief Financial Officer, Mr. Rosato will serve as the company's top financial leader.  He will work closely with Senior Management to meet the organization's short and long-term objectives, regulatory requirements and evaluate current and future operating performance to enhance shareholder value, maintain and improve financial flexibility, and enhance Berkshire's overall financial position. He will report directly to CEO Nitin Mhatre.

David Rosato
CEO Mhatre added, "In addition to welcoming Mr. Rosato, I want to thank long-time Berkshire veteran Brett Brbovic for his leadership of the finance team during the transition. Brett will continue to serve as Chief Accounting Officer, a position he has held since 2015.”
“I’m honored to join Berkshire and work alongside its talented employees to create long-term shareholder value and deliver profitable growth. Few institutions have such a long and respected history as Berkshire does helping their employees, customers, shareholders and communities reach their full potential. I look forward to collaborating with the entire team to create a best in class, leading socially responsible community bank,” stated Mr. Rosato.
About David Rosato
Mr. Rosato is a seasoned Chief Financial Officer and banking executive who brings over 35 years’ experience driving profitable growth within regional financial institutions. He spent the last 15 years with People’s United Financial, Inc., eight of which as Chief Financial Officer where he worked regularly with the board, CEO and executive management team to plan and execute strategies to drive long-term shareholder value. During his time at People’s United the Company grew from $14 billion to over $65 billion in assets. Prior to joining People’s United, Mr. Rosato worked at Webster Financial Corporation, including serving as its Treasurer, and M&T Bank Corporation. He holds an M.B.A. with a concentration in finance and a B.S. in Business and Economics from the University of Maryland and is also a Chartered Financial Analyst. Mr. Rosato is a former board member of the Federal Home Loan Bank of Boston and currently serves as a NASDAQ Exchange Board member.

ABOUT BERKSHIRE HILLS BANCORP
Headquartered in Boston, Berkshire Hills Bancorp (NYSE:BHLB) is the parent of Berkshire Bank. Founded in 1846, the Bank's vision is to be a high-performing leading socially responsible community bank. It empowers the financial potential of its stakeholders by making banking available where, when, and how it's needed through an uncompromising focus on exceptional customer service, digital banking, and positive community impact. Providing a wide range of financial solutions through its consumer banking, commercial banking and wealth management divisions, the Bank has approximately $11.3 billion in assets and a community-based footprint of 100 financial centers in Massachusetts, New York, Vermont, Connecticut, and Rhode Island. Named one of America’s Most Trusted Companies 2022 by Newsweek, Berkshire is also listed in the Bloomberg Gender-Equality Index and a Best Place to Work for LGBTQ+ Equality. To learn more, follow us on Facebook, Twitter, Instagram, and LinkedIn.

Investor Relations Contacts
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973

Media Contact:
Gary Levante, SVP, Corporate Responsibility & Communications
Email: glevante@berkshirebank.com
Tel: (413) 447-1737